                                                                    EXHIBIT 99.3

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On February 1, 2002, through one of its newly established subsidiaries, Register.com (UK) Limited, Register.com, Inc. announced a recommended cash offer for all outstanding shares of Virtual Internet Plc. The offer valued Virtual Internet Plc at approximately $16.9 million. Register.com's offer was declared unconditional on February 22, 2002 and it purchased all shares tendered prior to that date on March 8, 2002. Register.com's offer for the remaining shares closed on March 27, 2002. Together with shares Register.com had acquired in the market directly, it owned approximately 98% of Virtual Internet's shares as of March 31, 2002 Register.com expects to acquire the shares that had not been tendered before March 27, 2002 through the compulsory acquisition procedure pursuant to the U.K. Companies Act.

Virtual Internet Plc is based in the UK and has operations in the United States and Europe and historically operated through two divisions: corporate services and web-hosting. The corporate services division provides online intellectual property management and protection services under the Net Searchers brand. The web-hosting division provides web-hosting services under the Virtual Internet brand.

Register.com sold the web-hosting division on May 10, 2002. Under such sale, Virtual Internet Plc sold Virtual Internet (UK) Limited and the trading assets of Virtual Internet SarL and Virtual Internet Srl for total consideration of $500,000. Prior to this disposal, the real estate and certain other assets and liabilities were transferred from Virtual Internet (UK) Limited to Virtual Internet Plc, and all intercompany debts were waived.

The following unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Virtual Internet Plc and Register.com, Inc. The unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2001 and unaudited Pro Forma Combined Condensed Statement of Income for the twelve months ended December 31, 2001 give effect to the acquisition as if it had occurred on January 1, 2001. In these statements, the allocation of the purchase price to the assets acquired and the liabilities assumed, based on their respective fair values, has been made on the basis of preliminary estimates. The final determination of these fair values could result in purchase accounting adjustments, which may impact Register.com's results of operations and financial position.

The unaudited pro forma financial information has been adjusted to reflect the acquisition of Virtual Internet Plc and the disposition of Virtual Internet's web-hosting division and the classification of such assets as held for sale.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual results may differ from the pro forma results. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of Register.com, Inc.

Cautionary Statement Concerning Forward-Looking Statements

This pro forma financial information contains forward-looking statements relating to future events and our future performance within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words "expects", "anticipates", "intends", "believes" or similar language. Actual results could differ materially from those anticipated in such forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof. It is routine for our internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of each quarter or the year. Although these expectations may change, we may not inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. We caution investors that our business and financial performance are subject to substantial risks and uncertainties. In evaluating our business, prospective investors should carefully consider the information set forth in our other public filings with the Securities and Exchange Commission under the caption "Risk Factors" in addition to the other information set forth herein and elsewhere.

Pro Forma Financial Statements

                               Register.com, Inc.
                   Pro Forma Combined Condensed Balance Sheet
                                December 31, 2001
                                   (Unaudited)
                                 (In thousands)

                                                             Divesti-
                                                             ture of         Pro
                               Historical    Historical      Hosting        Forma                   Pro
                               Register-       Virtual      division       Adjust-                 Forma
                                 .com       Internet(1)        (2)          ments                Combined
Current Assets:
Cash and cash equivalents     $     61,932  $     12,424  $          -  $     (8,425)   3c    $     65,931
Short term investments              78,186             -             -             -                78,186
Accounts receivable, net            11,876         5,031        (1,477)            -                15,430
Prepaid domain registry
  fees                              13,845         2,159          (224)            -                15,780
Deferred tax asset, net             18,415             -             -             -                18,415
Other current assets                 5,184           424           (27)            -                 5,581
Assets held for sale                     -             -           450             -                   450
                              ------------  ------------  ------------  ------------          ------------
  Total current assets             189,438        20,038        (1,278)       (8,425)              199,773
Property, plant & equipment          8,036         4,444        (3,803)            -                 8,677
Prepaid domain registry
  fees, net of current
  portion                            4,718           446           (18)            -                 5,146
Marketable securities               57,651             -             -             -                57,651
Goodwill and intangibles             8,550             -             -            49    3a           8,599
Other Assets                           396             -             -             -                   396
                              ------------  ------------  ------------  ------------          ------------
   Total Assets               $    268,789  $     24,928  $     (5,099) $     (8,376)         $    280,242
                              ============  ============  ============  ============          ============

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable              $     12,365  $      4,344  $     (1,839) $      1,100    3a          15,970
Deferred revenue                    53,029         5,928        (1,543)            -                57,414
Other current liabilities            3,452             -             -         8,552    3c          12,004
                              ------------  ------------  ------------  ------------          ------------
Total current liabilities           68,846        10,272        (3,382)        9,652                85,388
Other liabilities                   24,350         1,751          (149)            -                25,952
Commitments & contingencies              -             -             -             -                     -
                              ------------  ------------  ------------  ------------          ------------
Total Liabilities                   93,196        12,023        (3,531)        9,652               111,340
Stockholders' Equity:
Common Stock                             4         8,880             -        (8,880)   3b               4
Additional paid-in-capital         210,679        38,670             -       (38,670)   3b         210,679
Accumulated deficit                (33,469)      (35,805)       (1,568)       30,682    3b         (40,160)
Unearned compensation               (3,007)         (401)            -           401    3b          (3,007)
Accumulated other
  comprehensive income               1,386         1,561             -        (1,561)   3b           1,386
                              ------------  ------------  ------------  ------------          ------------
Total stockholders' equity         175,593        12,905        (1,568)      (18,028)              168,902
                              ------------  ------------  ------------  ------------          ------------
Total liabilities and
   Stockholders' equity       $    268,789  $     24,928  $     (5,099) $     (8,376)         $    280,242
                              ============  ============  ============  ============          ============

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                               Register.com, Inc.
                Pro Forma Combined Condensed Statement of Income
                  For the Twelve Months ended December 31, 2001
                                   (Unaudited)
                      (In thousands, except share amounts)

                                                             Divesti-
                                                             ture of        Pro
                               Historical    Historical      Hosting       Forma
                               Register-       Virtual      division      Adjust-               Pro Forma
                                 .com       Internet(1)        (2)         ments                 Combined
                              ------------ ------------- ------------- -------------          ------------
Net revenues                  $    116,281  $     11,225  $     (5,599) $          -          $    121,907
Operating costs and
  expenses:
Cost of revenues                    34,790         6,034        (2,306)            -                38,518
Sales and marketing                 33,532         7,772        (3,789)            -                37,515
Research and development             7,741           870          (348)            -                 8,263
General and administrative          14,770        10,936        (6,645)            -                19,061
Amortization of goodwill
  and other intangibles             45,299         2,755        (2,755)          440    3f          45,739
                              ------------  ------------  ------------  ------------          ------------
Operating Income /(Loss)           (19,851)      (17,142)       10,244          (440)              (27,189)
Interest Expense                         -           (17)            -          (222)   3d            (239)
Interest Income                      8,664           917             -          (200)   3e           9,381
                              ------------  ------------  ------------  ------------          ------------
Loss before income taxes           (11,187)      (16,242)       10,244          (862)              (18,047)
Income tax provision               (10,400)            -             -           169    3g         (10,231)
                              ------------  ------------  ------------  ------------          ------------
Income from continuing
  operations                  $    (21,587) $    (16,242) $     10,244  $       (693)         $    (28,278)
                              ============  ============  ============  ============          ============

Income from Continuing
  operations per common
  share:
  Basic                       $      (0.58)                                                   $      (0.76)
  Diluted                     $      (0.58)                                                   $      (0.76)

Weighted Average Common
  Shares outstanding:
  Basic                         37,424,379                                                      37,424,379
  Diluted                       37,424,379                                                      37,424,379

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                               Register.com, Inc.
      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Note 1 - Reclassifications and Presentation

Reclassifications have been made to the historical financial statements of Virtual Internet to conform with accounting principles generally accepted in the United States as well as the presentation expected to be used by the combined company.

Virtual Internet Plc's historical fiscal year end is October 31. The historical financial statement information presented is as of and for the twelve months ended October 31, 2001.

Note 2 - Divestiture of Hosting Division

These pro forma adjustments reflect Register.com's divesture of Virtual Internet Plc's hosting division on May 10, 2002. The fair value of the net assets of this business has been classified as assets held for sale.

Note 3 - Pro Forma Adjustments

   a) Reflects the preliminary allocation of the excess of the acquisition cost over the fair value of the assets and liabilities acquired for the acquisition of Virtual Internet Plc. The estimate of fair values is preliminary, and is subject to change upon the final results of an appraisal of the fair value of the assets and liabilities of Virtual Internet Plc, as well as the identification of certain intangible assets. Accruals include estimates of acquisition-related expenses to be incurred by Register.com and Virtual Internet Plc in connection with the transaction.

   b)   Reflects the elimination of the equity accounts of Virtual Internet Plc.

   c) Reflects the cash paid and the loan notes issued through election by Virtual Internet's former shareholders.

   d) Reflects the interest expense related to loan notes of $8.5 million exchanged by electing shareholders for the acquisition of Virtual Internet Plc.

   e) Reflects the interest income not earned on the cash consideration paid out for the shares in the acquisition of Virtual Internet Plc.

   f) Reflects the amortization of identified intangibles over the estimated lives that range from 3 to 6 years. Identified intangibles include trademarks, customer relationships and software technology.

   g) Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed above.

Note 4 - Exchange Rates

The following exchange rates have been used to translate the historical Financial statements of Virtual Internet Plc from UK pounds to US dollars:

              December 31, 2001                               1.44
              Twelve months ended December 31, 2001           1.44

Note 5 - Intercompany Items

There are no significant intercompany transactions between Register.com and Virtual Internet Plc.